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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Starwood Lodging Trust and Starwood Lodging Corporation (the "Companies") on Form S-3 of our report dated March 24, 1995 on the separate and combined financial statements and financial statement schedules of the Companies appearing in the Companies' Annual Report on Form 10-K/A for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

                                          DELOITTE & TOUCHE LLP

Los Angeles, California
November 10, 1997